CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Dealer Advance, Inc.
16801 Addison Road, Suite 300
Addison, Texas 75001

Gentlemen:

We have issued our report dated April 11, 2008 accompanying the financial statements of Dealer Advance, Inc. and Subsidiary contained in the Form S-8 under the Securities Exchange Act of 1933.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey
October 14, 2008